UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 27, 2006, the Board of Directors of UnumProvident Corporation reinstated Robert C. Greving as Chief Financial Officer of the Company effective immediately. Joseph M. Zubretsky, the Company’s Senior Executive Vice President, Finance, Investments and Corporate Development had served as interim Chief Financial Officer since June 15, 2006, pending Mr. Greving’s leave of absence while recovering from surgery. Information with respect to Mr. Greving’s positions with the Company and business experience are provided in the Company’s Form 10-K for fiscal year ended December 31, 2005 filed March 3, 2006, and Proxy Statement for the 2006 Annual Meeting of Stockholders, filed via EDGAR on April 7, 2006.

A copy of the press release announcing Mr. Greving’s reinstatement as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this Report:

99.1	Press release of UnumProvident Corporation dated September 28, 2006, announcing the reinstatement of Robert C. Greving as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation (Registrant)

Date: September 28, 2006	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT

99.1 Press release of UnumProvident Corporation dated September 28, 2006, announcing the reinstatement of Robert C. Greving as Chief Financial Officer.